SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            Form 8-K

                         CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2001



                       EATON CORPORATION
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     (Exact name of registrant as specified in its charter)

      Ohio                    1-1396                 34-0196300
-----------------          ------------          -------------------
(State or other            (Commission           (I.R.S. Employer
 jurisdiction of            File Number)          Identification No.)
 incorporation)


              Eaton Center
            Cleveland, Ohio                             44114
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(Address of principal executive offices)              (Zip Code)


                           (216) 523-5000
                   -----------------------------
                   Registrant's telephone number,
                        including area code









Item 5.    Other Events
           ------------

	Press Release dated January 11, 2001

       Eaton to Restructure Truck Components Business

       CLEVELAND, OHIO Eaton Corporation (NYSE:ETN) today announced that it expects to take a $55 million charge during 2001 to restructure its worldwide Truck Components business. The company expects to recognize about a $40 million charge in the first quarter of 2001, with the balance of the expense recognized over the remainder of the year. The company also expects to realize divestiture gains in the first quarter that will offset these restructuring costs. Recurring annual savings from the restructuring are anticipated to reach $40 million, with a payback period of approximately 18 months.

       Alexander M. Cutler, Eaton Corporation chairman and chief executive officer, said, "The market for heavy-duty trucks has shown unprecedented volatility given the generally favorable economic conditions that have prevailed in recent years. This has been especially true in the NAFTA region. Eaton, as a world leader, has inevitably been affected by this extraordinary volatility in the demand for our transmissions, clutches and advanced drivetrain systems. We are very proud of the fact that, over the past several years, we have met our customers' demanding production schedules. Indeed, we have continued to gain share in the marketplace because of our innovative products and our ability to satisfy customers. We are also focused on the fact that, through the cycles, this market continues to show attractive growth prospects. But the costs of serving demanding customer needs in the context of unprecedented market volatility have become unacceptably high.

       "Eaton's Truck Components business needs to evolve to a business model that is less vertically integrated, takes better advantage of our global presence, and focuses on those areas where Eaton brings genuine distinctiveness to the marketplace. The result will be a more flexible, more profitable organization that is less affected by the inevitable ups and downs of this dynamic, global growth market, and can better serve the needs of our customers, suppliers, employees and owners."

       Eaton intends to take the following actions:

       The heavy-duty transmission business will refocus production for the NAFTA market on transmission system technologies critical to product performance and customer satisfaction. The fixed capital intensity of the business will be significantly reduced, and the organizational structure will be simplified.

       The salaried workforce within Truck Components will be reduced by about 100. This is in addition to approximately 1,800 salaried and non-salaried positions eliminated since early-2000.

       The company will continue to invest in its previously announced new plant in San Luis Potosi, Mexico but completion will be postponed by roughly six months in view of expected continued market weakness through 2001.

       Eaton expects to cease manufacture of its European "S" Series transmissions during 2001 and will investigate closing the Eaton S.A. facility in St. Nazaire, France.

       The medium-duty transmission plant in Aycliffe, United Kingdom will be closed by mid-2001 in the final phase of a previously announced restructuring. All operations will be transferred to Eaton's Gdansk, Poland plant, which represents a $60 million investment in the latest precision component manufacturing technology, and extends Eaton's already extensive worldwide supply network to Eastern Europe.


       Said Cutler, "Follow-on activities related to completing the fundamental reconfiguration of our heavy transmission business are not expected to require additional charges beyond 2001, and will be self-financing. When completed in 2-3 years, the result will be a heavy transmission business that is far more flexible, with 20% less fixed capital employed."

       Thomas W. O'Boyle, senior vice president and group executive for Truck Components, said, "Through the cycle, this is a strong and vibrant global business. We have a full range of manual and automated transmission / clutch products that have proven market acceptance. We have development efforts underway for several exciting new products. We have the leading sales and service organization in the industry and strong customer relationships, including long-term agreements with all of the major North American OEMs.

      "Recently, we won a multi-year, $250 million contract to supply
       DaimlerChysler AG medium-duty transmission components from Brazil, which testifies to our underlying competitiveness. With these restructuring moves, our solid manufacturing capability will become even more focused, efficient, and flexible. We are structuring the business to weather the current cyclical downturn, and to take best advantage of the secular growth we see continuing well into the future."

       With 1999 sales of $8.4 billion, Eaton is a global diversified industrial manufacturer of highly engineered products that serve industrial, vehicle, construction, commercial and aerospace markets. Principal products include hydraulic products and fluid connectors, electrical power distribution and control equipment, truck drivetrain systems, engine components and a wide variety of controls. The company has 59,000 employees and 195 manufacturing sites in 24 countries.

       This news release contains forward-looking statements about the company's charge to restructure its worldwide Truck Components business and related matters, including annual savings, payback period, divestiture gains, refocusing, workforce reductions, ceasing to manufacture "S" Series transmissions and closing, investigating the closing and postponing the completion of separate manufacturing plants. These statements are subject to various risks and uncertainties, many of which are outside the company's control. The following factors could cause actual results to differ materially from those in the forward-looking statements: unanticipated costs in implementing the restructuring and the operations of the business thereafter, the inability to divest operations at expected prices, an unanticipated change in the heavy- and medium-duty truck markets, a significant downturn in business relationships with major truck customers or their purchases from us, competitive pressure on sales and pricing, increases in the cost of material and other production costs that cannot be recouped in product pricing, or a deterioration in global economic and financial conditions. We assume no obligation to update these forward-looking statements.


                            Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Eaton Corporation
                                       -----------------

                                       S/S Adrian T. Dillon
                                       -----------------------------
                                       Adrian T. Dillon
                                       Executive Vice President--Chief
                                       Financial and Planning Officer


Date: January 12, 2001